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                 SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

               -------------------------------------

                             FORM 8-K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 1994
                                             (September 30, 1994)

                  MCI Communications Corporation
- -----------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


        Delaware                                 52-0886267
- ----------------------------------------     -----------------
(State of incorporation or organization)     (I.R.S. Employer
                                              Identification No.)


1801 Pennsylvania Avenue, N.W.
         Washington DC                             20006
- -----------------------------------------    -----------------
 (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code: 202-872-1600



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                              PAGE 2

Item 5.  Other Events.

          On September 7, 1994, the Board of Directors of MCI Communications Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.10 per share and Class A common stock, par value $.10, of the Company (the "Common Shares"). The payment of the dividend of the Rights was subject to the closing of the transactions contemplated by the Amended and Restated Investment Agreement dated as of January 31, 1994 (the "Investment Agreement") between the Company and British Telecommunications plc ("BT"), which has now occurred. On September 30, 1994, the record date committee of the Board of Directors, pursuant to the authorization of the Board of Directors of the Company, established that the dividend is payable on October 11, 1994 (the "Record Date") to the stockholders of record on that date. Prior to the Distribution Date (as defined below), the Rights will also be attached to all future issuances of Common Shares. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series E Junior Participating Preferred Stock, par value $.10 per share (the "Preferred Shares") of the Company at a price of $100 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of September 30, 1994 (the "Rights Agreement") between the Company and Mellon Bank, N.A., as Rights Agent (the "Rights Agent").

          The Rights will become exercisable on the date (the "Distribution Date") that is the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 10% or more of the outstanding Common Shares (more than 20.1% of the outstanding Common Shares in the case of share acquisitions by BT) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding Common Shares (more than 20.1% of the outstanding Common Shares in the case of a tender offer or exchange offer commenced or announced by BT). BT will not be deemed an Acquiring Person solely by virtue of the shares of Class A Common Stock it acquires pursuant to the Investment Agreement or any shares of Common Stock issued upon conversion of such shares of Class A Common Stock. The Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights.

          The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuances of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and thereafter such separate Right Certificates alone will evidence the Rights. The Rights Agreement provides that anything therein or in the Rights to the contrary notwithstanding, Rights may be issued subsequent to the Distribution Date under certain circumstances as set forth in the Rights Agreement.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on September 30, 2004 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

          The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

          Preferred Shares purchasable upon exercise of the Rights will not be redeemable, except as otherwise provided under
Section 9 of the Company's Certificate of Incorporation. Each Preferred Share will be entitled to a preferential quarterly dividend payment of the greater of $1 per share or 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of the greater of $100 per share or 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. These rights are protected by customary antidilution provisions.


          Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common
Share.

          In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will become void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

          In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

          At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), provided that pursuant to the Company's Certificate of Incorporation, during the four years following the closing of the transactions with BT contemplated under the Investment Agreement, so long as any shares of Class A Common Stock remain outstanding, such redemption will also require the affirmative vote of the holders of 75% of all the Company's outstanding voting securities. In addition, under the Investment Agreement, during the six years thereafter, the Company has agreed with BT that, without BT's consent, it will not redeem the Rights unless it has followed certain auction procedures set forth in the Investment Agreement. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

          Subject to the consent rights of BT under the certificate of incorporation and the Investment Agreement, for so long as Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable the Company may amend the Rights in any manner that does not adversely affect the interests of holders of the Rights or cause the Rights again to become redeemable.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Item 7.   Exhibits.

      3(i) Amended and Restated Certificate of Incorporation of Registrant.

      4(a) Rights Agreement, dated as of September 30, 1994, between the Company and Mellon Bank, N.A. which includes the Certificate of Designations for the Series E Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 10% or more of the Common Shares (more than 20.1% in the case of BT) or the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the Common Shares (more than 20.1% in the case of BT).

     99(a)     Press Release dated September 30, 1994.

                             SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MCI COMMUNICATIONS CORPORATION


DATED: October 4, 1994             By:  /S/EDWARD G. FREITAG
                                        -----------------------
                                        Edward G. Freitag
                                        Assistant Secretary









































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                         EXHIBIT INDEX


Exhibit No.                        Description
- -----------                        -----------


      3(i)               Amended and Restated Certificate of
                         Incorporation of Registrant.

      4(a) Rights Agreement, dated as of September 30, 1994, between the Company and Mellon Bank, N.A. which includes the
                         Certificate of Designations for the
                         Series E Junior Participating Preferred
                         Stock as Exhibit A, the form of Right
                         Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 10% or more of the Common Shares (more than 20.1% in the case of BT) or the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the Common Shares (more than 20.1% in the case of BT).

     99(a)               Press Release dated September 30, 1994.